                                 EXHIBIT 10.48

                                LEASE AGREEMENT

                            FOR THE AVNET BUILDING

                        LEASE (Single Tenant Building)
                               ASU Research Park


     LEASE (this "Lease"), entered into this 20 day of April, 1999, between RYAN COMPANIES US, INC., a Minnesota corporation ("Landlord"), and AVNET, INC., a New York corporation ("Tenant").

1.   PREMISES; PERMITTED USE:
     -----------------------

     Landlord, subject to the following terms and conditions, hereby leases to Tenant the lots in ASU Research Park, in Tempe, Arizona, legally described in Exhibit A (the "Land"), together with a building and related improvements (the "Building") containing 132,070 square feet to be constructed by Landlord as more particularly shown on the Plans. The Land and the Building are referred to as the "Premises," which will have a street address of 8700 Price Road, Tempe, Arizona.

     Tenant may use the Premises as the corporate, regional or national headquarters of a division, subsidiary or affiliate of Avnet, Inc., and for any other permitted uses under the Restrictions and for no other purpose, subject to the terms and conditions of this Lease.

2.   TERM; POSSESSION:
     ----------------

     The term of this Lease ("Term") shall be approximately one hundred twenty
(120) months commencing on or about February 21, 2000 (the "Target Commencement Date"), subject to the provisions of Paragraphs 2 and 27, and ending on the last day of the one hundred twentieth (120th) calendar month thereafter, unless sooner terminated or extended as herein provided.

     Notwithstanding the Target Commencement Date, the Term will commence on the third business day ("Substantial Completion") after issuance of both (a) a
                                                                ----
temporary certificate of occupancy for Landlord's Work, and (b) the Project Architect's certification that Landlord's Work has been completed substantially in accordance with the Plans so that Tenant will be able to use the Premises for the intended purpose, excepting only (i) Tenant's Work (including but not limited to the kitchen and the modular furniture) and (ii) kitchen-related mechanical, plumbing and electrical work and finishes ("Landlord's Kitchen Work") and Punchlist Items, the first of which shall be the obligation of Tenant and the second of which shall remain the obligation of Landlord. Landlord's Work shall mean the work to be done by Landlord shown on the Plans, excepting Tenant's Work. Tenant's Work shall mean the work to be done by Tenant described in Exhibit B. Landlord shall give Tenant sixty (60) days' prior written notice of Landlord's best estimate of the expected date of Substantial Completion of Landlord's Work. The temporary certificate of occupancy and the Project Architect's certification for Landlord's Work may contain stipulations and conditions to be fulfilled by Landlord so long as they

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do not materially interfere with Tenant's actual occupancy of the Premises and
Tenant shall be able to use the Premises (including required parking) for the purposes contemplated by this Lease, which initially shall mean commencement of Tenant's Work, without material interference with Tenant's use and enjoyment of the Premises. Tenant shall take possession of the Premises no later than ten
(10) business days after Substantial Completion. Landlord and Tenant shall execute a written statement specifying (a) the commencement date of the Term and
(b) the termination date of the Term prior to Tenant's taking possession of the Premises.

     If Substantial Completion does not occur by the Target Commencement Date for any reason other than Tenant's default under this Lease, Landlord shall continue to use due diligence to complete construction and to deliver possession of the Premises to Tenant.

     Notwithstanding any provision in this Lease to the contrary:

     (a) If Substantial Completion does not occur on or before April 17, 2000 (the "Adjusted Delivery Date"), as such date may be extended by reason of Tenant Delay or Force Majeure, then Tenant's sole and exclusive remedy will be to receive one (1) day of free rent credit every day from the Adjusted Delivery Date until the earlier of forty-five (45) days thereafter or the date of Substantial Completion;

     (b)  If Substantial Completion does not occur on or before the forty-fifth
(45th) day after the Adjusted Delivery Date, as such date may be extended by reason of Tenant Delay or Force Majeure, then Tenant's sole and exclusive remedy will be to receive two (2) days of free rent credit every day from the forty-sixth (46th) day after the Adjusted Delivery Date until the earlier of the ninetieth (90th) day thereafter or the date of Substantial Completion; and

     (c)  If Substantial Completion does not occur on or before the ninetieth
(90th) day after the Adjusted Delivery Date for any reason other than Tenant Delay, and regardless of Force Majeure, then Tenant shall have the right to cancel this Lease as its sole and exclusive remedy by notice given to Landlord on or before ten (10) days thereafter, except that the foregoing election of remedies shall not prevent Tenant from seeking specific performance of Landlord's obligations under this Lease.

     "Tenant Delay" shall mean any delay in Landlord's commencement or completion of the Building or the Tenant Improvements that occurs as the result of: (i) any request by Tenant either that Landlord perform any work in addition to that required under the Plans or that Landlord delay the commencement or completion of the Building for any reason, (ii) any change by Tenant to the Plans after final approval thereof, (iii) any failure of Tenant to respond to any request for approval required hereunder within the time period specified for such response or, where no response time is specified, within a reasonable period of time after the request, (iv) any delay in Landlord's construction of the Building caused by Tenant's activities in the Premises, or (v) any other act or omission of Tenant that effectively delays commencement or completion of the Building,

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including, without limitation, Tenant's default under this Lease. "Force
Majeure" shall mean Landlord's inability to obtain equipment or building materials despite the timely and diligent effort by Landlord or its contractors to obtain such equipment and materials, acts of God, fire, earthquake, flood, rainfall or other weather-caused delays which interfere with construction, vandalism, acts or delays of public agencies or governmental bodies, or the authority under the Declaration, any moratorium on the issuance of governmental approvals or utility service connections or other similar government actions, strikes, union labor disputes or other union work stoppages, freight embargoes or inability to obtain basic materials, supplies or fuels, uncommon or unusual delays in the issuance of governmental permits or approvals, or other events beyond the reasonable control of Landlord or its contractors.

     For each day of delay caused by Tenant Delay or Force Majeure, Landlord's performance dates (including without limitation the Adjusted Delivery Date) in this Lease shall be extended for an equivalent period of time, provided that Landlord notifies Tenant of the occurrence within ten (10) days after Landlord is aware that the occurrence will delay Landlord's performance.

     Tenant shall be entitled to enter the Premises prior to commencement of the Term without the payment of rent or any other sums under this Lease, subject to all other requirements and covenants of this Lease, for the sole purpose of installing Tenant's furniture, fixtures and equipment. Tenant shall use reasonable care in connection with such entry, and shall not materially interfere with construction of the Building or other activity of Landlord.

     Upon Substantial Completion, Landlord shall commence or continue, as applicable, and diligently pursue to completion on or before May 1, 2000, Landlord's Kitchen Work. Landlord's Kitchen Work shall in no way delay Substantial Completion or defer Tenant's obligation to pay Rent or Operating Costs.

     Upon Substantial Completion, Landlord and Tenant and the Project Architect shall compile the Punchlist identifying the work to be done to the Premises to complete Landlord's Work. Within ten (10) days after delivery of the Punchlist, Landlord shall commence work on the Punchlist Items and diligently pursue them to completion, in "turnkey" condition. The Punchlist Items shall in no way delay Substantial Completion or defer Tenant's obligation to pay Rent or Operating Costs. Punchlist Items shall mean minor details of design, construction, installation, decoration, or mechanical or other adjustments to Landlord's Work which do not materially interfere with Tenant's use and enjoyment of the Premises.

     Tenant shall have the exclusive right of possession of the Premises throughout the Term (and any Renewal Terms), 24 hours each day, subject to casualty, condemnation, force majeure or other events beyond the control of Landlord.

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3.   MONTHLY BASE RENT:
     -----------------

     Tenant shall pay to Landlord during the Term, without any set-off, deduction, or abatement (except only as otherwise expressly provided in this Lease), and net of Operating Costs, Rent in the following sums, payable on the first day of each month, in advance, at the office of Landlord at 900 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or at such other place as may from time to time be designated by Landlord:

               Years            Annual           Monthly Installments
               -----            ------           --------------------
               1 - 3          $1,516,164                $126,347
               4 - 6          $1,657,479                $138,123
               7 - 10         $1,812,000                $151,000

     If the Term commences on a day other than the first day of a calendar month, Rent for such month shall be prorated on a daily basis, based on the number of days in effect during such month, and paid on or before the commencement of the Term.

4.   OPERATING COSTS:
     ---------------

     Tenant shall, for the entire Term, pay to Landlord as additional rent, without any set-off, deduction or abatement (except only as otherwise expressly provided in this Lease), one hundred percent (100%) of Operating Costs incurred by Landlord in the operation, maintenance, repair and management of the Premises.

     "Operating Costs" are hereby defined to include, but shall not be limited to: (i) real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, including, without limitation, ad valorum taxes, personal property taxes, transit taxes, special or extraordinary assessments, government levies, substitute taxes, assessments, excises, charges or fees assessed or levied in lieu of the foregoing ("Taxes and Assessments"), and expenses and fees incurred in protesting Taxes and Assessments, but excluding income taxes, franchise taxes, inheritance taxes and gift taxes; (ii) insurance premiums and costs including deductibles for the all-risk property, casualty and liability insurance that Landlord maintains under this Lease; (iii) the yearly amortization of capital costs incurred by Landlord for improvements or structural repairs to the Premises required to comply with any laws, rules or regulations of any governmental authority having jurisdiction over the Premises which are enacted after the commencement date of this Lease, or with any changes in laws, rules or regulations of any governmental authority having jurisdiction over the Premises which existed on the commencement date of this Lease, but which changes were enacted or come into effect after the commencement date of this Lease, or the application of either, or for the purposes of reducing Operating Costs, which shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by Landlord; (iv) the yearly amortization of capital costs incurred by Landlord for major repairs or replacements of a non-routine or capital nature ("Capital Repairs") to the electrical, plumbing, HVAC, mechanical or other systems, which shall be amortized over the

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useful life of such Capital Repairs, as reasonably estimated by Landlord; (v)
any assessment, fee, or other charge assessed or imposed against Landlord or the Premises, or any part thereof, pursuant to, or under the authority of, (a) the Ground Lease, (b) the Subground Lease, (c) the Declaration attached as Exhibit C, (d) an ASU Research Park property owners' association, or (e) the obligation for payment of Intergovernmental Agreement Service Fees to City of Tempe; and
(vi) any other reasonable cost, charge, or expense which under generally accepted accounting principles would be regarded as a maintenance and operating expense of the Premises.

     In no event (except only as provided in the preceding subparagraph or in Paragraph 8) will Operating Costs include, nor will Tenant be obligated to pay for, (A) structural improvements, alterations or expenditures, (B) depreciation,
         ----------
(C) Landlord's overhead, or management fees unless Tenant selects Landlord to manage the Premises under a written management agreement, (D) unless caused by Tenant, repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or the Premises, (E) damage and repairs attributable to fire or other casualty or costs incurred by Landlord in respect to Hazardous Materials that impact the Premises, provided that this exclusion will not relieve Tenant of any of its own responsibility under Paragraph 14 of this Lease; (F) damage and repairs paid for under any insurance policy carried by Landlord in connection with the Premises; (G) costs incurred due to violation by Landlord of the terms and conditions of this Lease; (H) legal fees, brokerage commissions, advertising costs or other related expenses incurred in connection with leasing; (I) legal or accounting fees; (J) sculptures or artwork; (K) fees and costs incurred in connection with the defense of Landlord's title or interest in the Premises or the Building or any part thereof; (L) principal, interest and other amounts paid pursuant to any financing or refinancing secured by the Premises or the Building or any part thereof; and (M) Landlord's obligation for rent under the Subground Lease.

     As soon as reasonably practicable prior to the commencement of each calendar year during the Term, Landlord shall furnish to Tenant an estimate of Tenant's Proportionate Share of Operating Costs for the ensuing calendar year and Tenant shall pay, as additional rent hereunder together with each installment of Rent, one-twelfth (1/12th) of the estimated Operating Costs. (Landlord shall also furnish to Tenant, prior to Tenant's taking possession of the Premises, an estimate of Operating Costs for the current calendar year, which Tenant shall pay in the same manner.) On receipt, Landlord shall provide Tenant with copies of all real estate tax bills applicable to the Premises. As soon as reasonably practicable (but in no event later than ninety (90) days) after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, and within thirty (30) days thereafter Tenant shall pay to Landlord, or Landlord to Tenant, as the case may be, the difference between such actual and estimated Operating Costs paid by Tenant. Tenant's obligation for Operating Costs for the years in which this Lease commences and terminates shall be prorated based upon the dates of commencement and termination of the Term.

     The annual statement of actual Operating Costs shall be certified to be correct by Landlord. Landlord shall maintain full and accurate books and records with respect to all Operating Costs for a period of not less than one
(1) year.

     Tenant shall have the right during Landlord's normal business hours, and upon reasonable prior notice to Landlord, to inspect and audit Landlord's books and records with respect to Operating Costs no later than the first (1st) anniversary of Tenant's receipt of the statement of Operating Costs in question.

     Tenant may contest at its sole expense the amount or validity of Taxes and Assessments against the Premises by appropriate proceedings and by paying Taxes and Assessments under protest prior to delinquency if Landlord declines to protest Taxes and Assessments by written notice to Tenant sent no later than ten
(10) days before delinquency.

5.   ADDITIONAL TAXES:
     ----------------

     Tenant shall pay as additional rent to Landlord, together with each installment of Rent, Operating Costs and any other payment made by Tenant under this Lease, the amount of any gross receipts tax, transaction privilege or sales tax or similar tax (but excluding therefrom any income tax) payable, or which will be payable, by Landlord, by reason of the receipt of the Rent, Operating Costs and any other payment made by Tenant under this Lease.

6.   ASSIGNMENT, SUBLETTING:
     ----------------------

     Except for an assignment or subletting to an affiliate or a wholly owned subsidiary of Tenant (a "Tenant Affiliate"), Tenant may not assign this Lease, or sublet all or any part of the Premises, without the Landlord's prior written consent, which consent shall not be unreasonably withheld, or delayed. Tenant shall provide Landlord with satisfactory information on the experience and business history of any proposed assignee or sublessee, as well as financial and credit information and references to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee, provided that such information shall not be required of a Tenant Affiliate. Notwithstanding the foregoing, it shall be a condition to any assignment or subletting (including, without limitation, one to a Tenant Affiliate) that the assignee or sublessee shall assume in writing the obligations of Tenant under this Lease, and such assignment or subletting shall not relieve Tenant of its obligations to Landlord under this Lease. If Tenant is able to sublease all or a portion of the Premises for rent in excess of the Rent payable under this Lease to Landlord, the premium will be for the account of Tenant.

7.   UTILITIES; SATELLITE DISH:
     -------------------------

     Landlord shall provide mains and conduits to supply phone, water, electricity (including main panel with breakers) and sanitary sewage to the Premises as shown on

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the Plans, exclusive of Tenant's Work. Tenant shall pay, when due, all charges for sewer usage, garbage disposal, refuse removal, water, electricity, telephone and/or other utility services or energy source furnished to the Premises during the Term, or any renewal or extension thereof.

     Tenant may install and maintain a satellite dish on the roof of the Building in conformity with the Declaration and with applicable laws, ordinances and codes. Tenant shall not damage the Building and if damage shall occur Tenant shall repair the Building promptly at its own cost. Tenant shall remove the satellite dish within ten (10) days following the expiration or termination of this Lease. Installation, maintenance and removal of the satellite dish shall not violate the terms of any roof warranty.

8.   CARE AND REPAIR OF PREMISES:
     ---------------------------

     Tenant shall, at all times throughout the Term, including all renewals and extensions, and at its sole expense, keep and maintain the interior and the exterior of the Building and the rest of the Premises in good repair and in a clean, safe, orderly, sanitary and first class condition in compliance with all applicable laws, codes, ordinances, rules and regulations, free of any accumulation of dirt and rubbish, and Tenant shall arrange its own trash removal. Tenant's obligations shall include, but not be limited to, the maintenance, repair, and replacement, if necessary, of interior lighting, HVAC, parking lot and driveways located on the Premises (including periodic resurfacing as needed), sidewalks, loading docks and exterior light fixtures, landscaping, electrical and plumbing systems (including without limitation sewer lines), fixtures and equipment, restrooms, interior walls and ceilings, partitions, doors and windows, regular painting of the interior and the exterior of the Building, and the replacement of all broken glass from doors and windows unless breakage is due to a defect in the design, materials or workmanship of the Building (excluding Tenant's design errors), to a breach of Landlord's own repair and maintenance obligations under this Lease, or to Landlord's negligence. Tenant shall cause to be performed by a competent service company, preventive maintenance of the HVAC units serving the Premises as recommended by the equipment manufacturer. Tenant shall also be responsible for the routine and ordinary service and maintenance of the roof including reasonable preventive care, but excluding Capital Repairs. The term "repairs" shall include ordinary and customary replacements or renewals when reasonably necessary, and all repairs made by Tenant shall be equal in quality and class to the original work.

     Notwithstanding the foregoing, Tenant will not be required to perform any Capital Repairs, which shall be performed by Landlord, but Tenant will pay its share of the cost thereof in accordance with Paragraph 4.

     Tenant shall not be required to perform or pay for any structural expenditure on the Premises in order to comply with (i) any law, ordinance, rule or regulation; or (ii) with any requirement of Landlord's insurance rating organization, unless the same is required as the direct result of Tenant's particular use of the Premises (as opposed to Tenant's mere occupancy of the Premises or Tenant's conduct of business, generally),

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except to the extent that Tenant is required to pay Tenant's Proportionate Share
------
of Capital Repairs or amortized capital expenditures under Paragraph 4.

     If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease for ten (10) days after notice shall have been given Tenant, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof (except that Landlord shall be liable for its own negligence or willful misconduct), and upon completion thereof, Tenant shall pay to Landlord all costs plus eight percent (8)% for overhead incurred by Landlord in making such repairs within ten (10) days after Tenant receives from Landlord the bill therefor.

     Landlord shall be responsible for maintenance, repair and replacement of the structural elements of the roof and shall keep the foundation (concrete slab floor), exterior walls, and all other structural portions of the Premises and the Building (not otherwise designated to be maintained and repaired by Tenant) in good repair and in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations, and if necessary or required by proper governmental authority, make modifications or replacements thereof, except that Landlord shall not be required to make any such repairs, modifications or replacements which become necessary or desirable by reason of the negligence or willful misconduct of Tenant, its agents, servants or employees, by reason of anyone illegally entering or upon the Premises, which repairs, modifications or replacements shall be made by Tenant at its sole expense. Notwithstanding any provision herein to the contrary, Landlord shall perform all Capital Repairs, but Tenant will pay its share of the costs thereof in accordance with Paragraph 4.
Landlord shall also remedy, at Landlord's sole expense, any damage to the Premises caused by the willful act or negligence of Landlord or its agents.

9.   COVENANTS OF TENANT:
     -------------------

     Tenant agrees that it shall:

     (a) Be subject to and not violate (i) reasonable and customary rules and regulations put in effect by Landlord (or by Landlord's own lessor), provided that Tenant has received reasonable prior notice of the same, for the general safety of Landlord and the occupants of the Building and for the integrity and reputation of the Premises; and (ii) the restrictions in the Declaration and any covenants, conditions or restrictions applicable to ASU Research Park now or hereafter applicable to the Premises ("Restriction(s)"), but Landlord shall neither adopt nor affirm any Restriction, whether in the form of a change or addition to existing Restrictions or new Restrictions adopted subsequent to the date of this Lease that materially interferes with Tenant's use and enjoyment of the Premises or materially abridges Tenant's rights under this Lease. Enforcement of Restrictions in force as of the date of this Lease is beyond the scope of the foregoing proscription.

     (b) Give Landlord access to the Premises at all reasonable times, and upon reasonable prior notice (but not less than one (1) business day, except in case of emergency) from Landlord, without change or diminution of rent so long as Landlord complies with the terms of this Lease, to enable Landlord to examine the same and to make such repairs, additions and alterations as Landlord is entitled or required to make under the terms of this Lease, and to exhibit the Premises to prospective purchaser of the Premises or lenders thereon; and during the one hundred twenty (120) days prior to the expiration of the term, to exhibit the Premises to prospective tenants. Landlord may place upon the Building any "For Sale" and "For Lease" signs. Landlord will schedule such entries with Tenant and will use reasonable efforts to minimize disruption of Tenant's business caused by such entry and Landlord will comply with Tenant's reasonable security procedures in connection with such entry. Tenant will have the right to be present whenever Landlord comes on the Premises under this paragraph.

     (c) Upon the expiration or earlier termination of this Lease in any manner whatsoever, excepting only termination because of Tenant's default under this Lease (unless Landlord elects the contrary in writing), remove Tenant's furniture, fixtures and equipment, generators, computers, telephones and switches, and telecommunications equipment (to the extent the same was installed by Tenant) and Tenant's other goods, inventory and effects and those of any other person claiming under Tenant, and quit and deliver the Premises to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, reasonable use and wear thereof, and repairs which are Landlord's obligation, excepted. Furniture, fixtures, equipment, and all other property not removed by Tenant at the termination of this Lease shall be considered abandoned, and Landlord may dispose of the same as it deems expedient.

     (d) Not place signs on or about the Premises without first obtaining Landlord's written consent thereto, which consent will not be unreasonably withheld or delayed. All signs must comply with applicable laws, ordinances, and regulations, the Declaration and Landlord's reasonable sign criteria.

     (e) Not overload, damage or deface the Premises or do any act which may make void or voidable any insurance on the Premises or the Building, or which may render an increased or extra premium payable for insurance.

     (f) Not make any alterations or additions to the Premises the cost of which would exceed $15,000.00 without obtaining the prior written approval of the Landlord, which shall not be unreasonably withheld or delayed. All alterations, additions or improvements (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) which may be made by Landlord upon the Premises, except movable office furniture, equipment, generators, computers, telephone and telecommunication systems, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease.

     (g) Keep the Premises free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Provided, however, that Tenant shall have the right to bond over and contest any such lien, in which event such lien shall not be considered a default under this Lease until the existence of the lien has been finally adjudicated and all appeal periods have expired. Tenant shall indemnify, defend, and hold harmless Landlord for, from and against any such lien, or claim or action thereon, reimburse Landlord within ten (10) business days after demand therefor by Landlord for costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such lien, claim or action, and, upon written request of Landlord, provide Landlord with a bond in an amount and under circumstances necessary to obtain a release of the Premises from such lien. Notwithstanding the foregoing, Tenant will have no responsibility for the liens of contractors or others hired exclusively by and for Landlord.

     (h) Indemnify, defend and hold Landlord harmless for, from and against all claims, obligations, liabilities, costs, expenses and reasonable attorneys' fees and court costs which Landlord may suffer or incur by reason of Tenant's breach of this Lease, or by reason of the negligence or willful misconduct of Tenant or its employees, agents, invitees or licensees on or about the Premises. Tenant shall comply with all applicable laws, regulations, ordinances and other legal requirements in connection with its use and occupancy of the Premises.

10.  PARKING AND DRIVES:
     ------------------

     At no additional charge to Tenant, Landlord will provide Tenant with full-size vehicular parking spaces appurtenant to the Building at a ratio of five (5) for every 1,000 square feet in the Premises. Landlord has no obligation to provide covered parking. The parking spaces will be available to Tenant twenty-four (24) hours a day, during each day of the Term, subject to force majeure, casualty, condemnation and other similar events beyond Landlord's reasonable control. Use of driveways and parking facilities is subject to such customary and reasonable rules and regulations as Landlord may impose. Landlord will be under no obligation to police the driveways and parking lots. Tenant may employ all reasonable and lawful means to police these areas and prevent unauthorized visitors from using same including, without limitation, employees of businesses adjacent to the Premises, which means may include towing to the extent lawful. Tenant further agrees not to use, or permit the use by its employees, the driveways, parking or truck-loading areas for the overnight or any other storage, or for the maintenance or repair or cleaning, of automobiles or other vehicles without the written permission of Landlord. Tenant shall not place or store goods, materials, supplies, equipment, automobiles or other vehicles, or other property of Tenant in the driveways or parking lots or anywhere else in the Premises or in the Building, excepting wholly within the Premises.

11.  CASUALTY LOSS:
     -------------

     Subject to the qualifications in this Paragraph 11, in case of damage to the Premises or the Building by fire or other casualty, Tenant shall give immediate notice to Landlord, who shall then cause the damage (including any damage to the Tenant Improvements, but excluding Tenant's Work) to be repaired with reasonable speed, at the expense of the Landlord, subject to reasonable delays caused by Force Majeure and other similar delays beyond the reasonable control of Landlord. Rent and other charges payable by Tenant hereunder shall abate in proportion to the percentage of the square feet in the Premises that is damaged and unusable for Tenant's intended purpose during any period in which, by reason of such casualty, Tenant reasonably determines that there is substantial interference with the operation of Tenant's business in the Premises. Such abatement shall continue for the period commencing with the date of such damage or destruction and ending with the date that business may be fully resumed on the Premises, as reasonably determined by Tenant.

     In the event the cost to repair the damage shall exceed twenty-five percent (25%) of the full replacement value of the Building, or if the damage shall be so extensive that repairs cannot be completed within one hundred twenty (120) days from the date of issuance of required permits (permitting to take no more than 60 days and Landlord to use diligent efforts to obtain same), then either Landlord or Tenant shall have the right to terminate this Lease, as of the date of such damage, by notice given to the other party within thirty (30) days following the casualty loss. If this Lease is terminated, Rent and Operating Costs shall be adjusted to the date of such damage and Tenant shall vacate the Premises.

     Tenant hereby waives any statutory right to terminate this Lease or to have a reduction of rent in the event of casualty loss or destruction pursuant to A.R.S. (S)33-343, the rights of Tenant in such instance to be determined by this Paragraph 11. Notwithstanding the foregoing two paragraphs, Landlord shall have no obligation to repair or rebuild the Premises if the casualty loss occurs in the last twelve (12) months of the Term.

     In the event that Landlord elects to terminate this Lease, Tenant shall have the right but no obligation, by express written election within ten (10) days following receipt of Landlord's notice to terminate, to perform the repair or restoration of the Premises utilizing all insurance proceeds (to the extent of the actual costs of restoration) received by Landlord as a result of such casualty loss. Proceeds will be disbursed in a commercially reasonable manner that jointly protects the interests of Landlord and Tenant on receipt of lien waivers compliant with Arizona law. Restoration shall be in compliance with the provisions of this Lease including the provisions in Paragraph 30 governing construction of expansion of the Building (unless by their very nature inapplicable).

     Notwithstanding the proceeding paragraph, Landlord shall have the right in its sole discretion to rescind its termination and perform the repair or restoration itself by express written election given to Tenant within five (5) days following receipt of Tenant's election to perform the repair or restoration of the Premises.

12.  CONDEMNATION:
     ------------

     If all or a portion or the Premises is taken by eminent domain or transferred under threat of such taking, this Lease shall automatically terminate as of the date of taking only with respect to the portion of the Premises so taken. If a portion of the Premises is taken by eminent domain such that the Premises are no longer suitable for Tenant's intended use, in Tenant's reasonable discretion, or if ten percent (10%) or more of the vehicular parking spaces is taken by eminent domain and Landlord is unable or unwilling to provide reasonably equivalent substitute parking within ninety (90) days after Tenant's loss of use of the parking spaces taken, Tenant shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Landlord within ten (10) days after such date of taking. If Tenant does not elect to terminate this Lease, Landlord shall, at its expense, promptly restore the Premises (including the Tenant Improvements), exclusive of any improvements or other changes made by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rent and other charges payable under this Lease shall abate in the same manner as described in Paragraph 11.

     All damages awarded for a taking of the Premises under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for the value and cost of Tenant's personal property, fixtures and moving expenses.

13.  MUTUAL RELEASE/WAIVER OF SUBROGATION; INSURANCE:
     -----------------------------------------------

     Landlord and Tenant each hereby release the other from any and all liability or responsibility for any direct or consequential loss, injury or damage during the Term, to the extent such loss, injury or damage is covered by the terms of any property and casualty insurance maintained by Landlord or Tenant. Inasmuch as the above mutual waivers will preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees if required by such policies to give to each insurance company which has issued to it all risk and other property insurance, written notice of the terms of the mutual waivers, and to have such policies properly endorsed, if necessary, to prevent the invalidation of coverage by reason of the waivers.

     Tenant shall not do anything in or about the Premises which will increase insurance rates on the Premises. If Landlord shall consent to such use, Tenant agrees to pay as additional rental any increase in premiums for all risk insurance resulting from the business carried on in the Premises by Tenant. Tenant shall, at its own expense, comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction, except to the extent this Lease requires Landlord to comply with the same.

     Tenant shall maintain in full force and effect during the term hereof, a policy of public liability insurance under which Landlord and Tenant shall be named insureds. The minimum limits of liability of such insurance shall be $2,000,000.00 combined single limit as to bodily injury and property damage. Tenant shall also carry at its own cost (and for the benefit of Tenant only) business interruption insurance with coverage and terms that are commercially reasonable.

     Tenant may provide any coverage required under this Lease through blanket policies.

     Landlord shall, during the Term, maintain the following insurance (the "Property Coverage"): Property insurance insuring the Building and the Premises (including all installations and fixtures, but excluding Tenant's Work and its personal property) against loss or damage due to the perils of fire and other casualties covered within the classification of fire and extended coverage, vandalism, malicious mischief, special extended coverage (All Risk), sprinkler leakage and water damage. Such policies shall provide for loss payable to Landlord or its lender. Such policies shall include coverage equal to the full replacement cost of the Building, including the Premises (replacement cost new, including coverage for the cost of debris removal and coverage for the cost of complying with building, zoning, safety, land use and other laws as a result of any casualty or loss) as to prevent the application of co-insurance provisions. Such policies may include rent loss and difference-in-conditions coverage.

     Landlord grants to Avnet, Inc. and its Tenant Affiliates, but not to their assigns or sublessees, the privilege to provide the Property Coverage, which shall meet the requirements of this Paragraph 13.

     Insurance required to be carried by Landlord or by Tenant hereunder shall be obtained from companies maintaining at the commencement of the policy term a "General Policyholders Rating" of at least B+ and a financial rating of at least Class V, as set forth in the most current issue of "Best's Insurance Guide."

     The party with a duty to maintain insurance hereunder (the "Insuring Party") agrees to deliver to the other party certificates of insurance evidencing such coverage. Each policy shall contain a provision requiring thirty (30) days' written notice to both parties before cancellation or a modification that would be adverse to the interest of either party can be effected. The Insuring Party shall provide the other party, at least fifteen
(15) days prior to the expiration of such policies, with evidence of renewals or "insurance binders" evidencing renewal thereof.

14.  HAZARDOUS MATERIALS:
     -------------------

     (a) As used in this Lease, the term "Hazardous Material" means any explosives, radioactive materials, or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any past, present, or future federal, state or local laws or regulations or ordinances ("Hazardous Materials Laws") including, without limitation, oil, petroleum-based products, medical wastes, paints, solvents, lead, mercury, cyanide, DDT, acids, pesticides, asbestos, radon, PCBs, similar compounds, and other contaminants.

     (b) Excepting the reasonable and prudent use of materials essential to the processes in Tenant's operations, and the incidental storage thereof, which shall be in full compliance with all Hazardous Material Laws, Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, or into the groundwater or the environment, by Tenant, its affiliates, sublessees, assignees, or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing. Tenant shall conduct no business on the Premises whose primary purpose is the generation, production, use, storage, treatment, disposal, sale, conveyance or transfer of any Hazardous Material. The use of any Hazardous Material on the Premises shall be a secondary function incidental to Tenant's business. Tenant shall not cause or permit any above-ground or underground storage tank or container to be located on, in, under or about the Premises without Landlord's prior written consent, full compliance with all Hazardous Materials Laws, and adherence to all other reasonable requirements of Landlord protecting the Premises, the groundwater and the environment.

     (c) Tenant shall indemnify, defend and hold Landlord harmless for, from and against all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages, expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of the provisions of this Paragraph 14 by Tenant, or from any release of a Hazardous Material on, in, under or about the Premises, or into the groundwater or the environment, by Tenant, its affiliates, sublessees, assignees, or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing.

     (d) In the event that Hazardous Materials are discovered upon, in, or under the Premises, and any governmental agency or entity having jurisdiction over the Premises or any Hazardous Material Law requires the removal or remediation of such Hazardous Materials, (i) Tenant shall be responsible for removing and remediating those Hazardous Materials arising out of (x) any breach of the provisions of clause (b) above or (y) any act or omission of Tenant, it affiliates, sublessees, assignees or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing on or about the Premises, and (ii) Landlord shall be responsible for removing and remediating any Hazardous Materials released on, in, under or about the Premises by Landlord or Landlord's employees, agents, invitees, licensees, contractors or representatives, at Landlord's expense. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto.

     (e) Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use or occupancy thereof.

     (f) Without limiting the foregoing indemnity, Tenant shall be responsible to pay for, or reimburse Landlord for, the cost of any investigations, studies, cleanup or corrective action initiated or undertaken on account of any action or inaction of Tenant in violation of any Hazardous Materials Laws at or affecting the Premises, or by reason of any other act or omission of Tenant in breach of this Lease.

     (g) Tenant will provide Landlord with a copy of any environmental audit, study or report concerning the Premises or any part thereof within the possession or control of Tenant.

     (h) Landlord will permit Tenant to review Landlord's environmental audit and studies of the Premises before the execution of this Lease.

     (i) Landlord represents and warrants to Tenant that the Building contains no Hazardous Materials as a result of Landlord's development of the Premises, excepting insubstantial amounts thereof, if any, in quantities not having materially adverse effects on the environment or upon the health and safety of persons. Landlord is making no representation or warranty to Tenant in respect to the Land other than the assurance that Landlord has not discharged, released, spilled or disposed of a Hazardous Material on, in, under or about the Land.
Any claim by Tenant under this subparagraph (i) shall be presented to Landlord, in writing, on or before the third (3rd) anniversary of the date of Substantial Completion or be deemed waived.

     (j) The respective rights and obligations of Landlord and Tenant under this Paragraph 14 shall survive the expiration or termination of this Lease or Tenant's non-occupancy of the Premises.

15.  DEFAULT; WAIVER OF TRIAL BY JURY:
     --------------------------------

     In the event Tenant fails to perform any of the terms or conditions hereof (but excluding the payment of rental or other monetary sums due under this Lease) and such failure continues for thirty (30) days after written notice of default from Landlord, provided, however, that if such failure cannot reasonably be corrected, even by prompt and diligent action, within thirty (30) days, and if Tenant commences curing such failure within such 30-day period and thereafter diligently pursues the cure to completion, Tenant shall have a reasonable period of time after the thirtieth (30th) day to continue curing, or in the event Tenant fails to pay any rental or other sum of money due hereunder and such failure continues for ten (10) days after notice thereof to Tenant, time being declared to be of the essence, and no further notice of default being required, Landlord may resort to any and all legal remedies or combination of remedies which Landlord may desire to assert including but not limited to one or more of the following: (1) re-enter the Premises in the manner provided by law, (2) declare this Lease at an end and terminated, (3) sue for the rent due and to become due under the Lease, and for any damages sustained by Landlord and (4) continue this Lease in effect and relet the Premises on such terms and conditions as Landlord may deem reasonably advisable with Tenant remaining liable for the monthly rent and all other sums payable under this Lease, plus the reasonable cost of obtaining possession of the Premises and of reletting the Premises, including broker's commissions, and of any repairs and alterations necessary to prepare the Premises for reletting, less the rentals actually received from such reletting, if any. Landlord shall use reasonable efforts to mitigate damages and relet the Premises. Any recovery of future rent from Tenant, will be discounted by applying the Federal Reserve rate of the Federal Reserve Bank in San Francisco at the time of award, plus one percent (1%).

     No action of Landlord shall be construed as an election to terminate the Lease or to accept a surrender of the Premises unless written notice of such intention be given to Tenant. Tenant agrees to pay as additional rental all reasonable attorneys' fees and other costs and expenses incurred by Landlord in enforcing any of Tenant's obligations under this Lease. The mention in this Lease of any remedies shall not be deemed to be a waiver by Landlord of any other or further remedies available at law or in equity or under other provisions of this Lease, all of which are expressly preserved and shall be available to Landlord including, without limitation, Landlord's statutory lien rights.

     The prevailing party in any dispute arising under this Lease shall be entitled to recover from the other party all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party, such fees to be set by a court and not a jury.

Any amount due from either party hereunder which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date until paid. The mention in this Lease of any remedies shall not be deemed to be a waiver by Tenant of any other or further remedies available at law or in equity from time to time, all of which are expressly preserved and shall be available to Tenant.

     Neither acceptance of Rent by Landlord, nor acceptance of partial payment of Rent or other partial performance, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, the breach shall be a continuing one.

     If Landlord defaults under this Lease, Tenant shall give Landlord written notice of the default and Landlord shall have (a) ten (10) days to correct the same, if the default can be corrected by the payment of money, and (b) thirty
(30) days to correct the same, if the default cannot be corrected by the payment of money, provided that if a non-monetary default cannot reasonably be cured within such 30-day period, and if Landlord is proceeding with due diligence to cure the default, Landlord will have such additional time as may be reasonably necessary to cure the default so long as Landlord promptly commences such cure within the 30-day period. The holder of any mortgage or deed of trust on the Premises shall have the right to cure any default of Landlord with equal cure periods. Such lender's cure period will begin to run upon its receipt of written notice from Tenant setting forth the alleged default of Landlord, provided Landlord or such lender has given Tenant written notice of the lender's address. If Landlord or its lender fails to pay any amounts due Tenant or cure any other default of Landlord within the applicable cure period, then Tenant may elect to implement any and all rights and remedies available to it under Arizona law, excepting only the right of offset or deduction, or termination of this Lease, unless such remedy is expressly conferred herein, and in addition, Tenant may cure any such default on Landlord's behalf, and all costs expended by Tenant in doing so shall be paid by Landlord upon demand.

     Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord or the payment of any obligation, liability or claim under, arising out of, or relating to this Lease, it being hereby agreed that, except to the extent of Landlord's interest in the Premises, Landlord, the assets of Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, Landlord, its directors, officers or shareholders, or if Landlord is a limited liability company, Landlord and its members and managers shall never be liable for any judgments, claims, obligations or liabilities under, arising out of, or relating to this Lease.

     Landlord and Tenant, each being fully informed by their respective counsel of the legal consequences, waive the right to trial by jury.

16.  NOTICES:
     -------

     All bills, statements, notices or communications which Landlord or Tenant may desire or be required to give to the other shall be deemed sufficiently given or rendered if in writing and either delivered to the recipient personally, or sent by a nationally recognized overnight courier service, or sent by registered or certified U.S. mail, postage prepaid, return receipt requested, addressed to the recipient at the address set forth below, and the time of the giving of such notice or communication shall be deemed to be (i) the time when the same is delivered to the recipient, if delivered personally, (ii) the next business day, if sent by overnight courier, or (iii) three (3) business days after deposit in the mail as herein provided. Notices shall be sent to the following addresses:

          Tenant:

               Avnet, Inc.
               2211 South 47th Street
               Phoenix, Arizona 85034
               Attn:  Real Estate Department

          with a copy to:

               Avnet, Inc.
               2211 South 47th Street
               Phoenix, Arizona 85034
               Attn:  Legal Department

          Landlord:

               Ryan Companies US, Inc.
               3131 East Camelback Road, Suite 220
               Phoenix, Arizona 85016
               Attn:  John L. Strittmatter

          with a copy to:

               Gary H. Fry
               Hienton Fry P.C.
               3636 North Central Avenue, Suite 520
               Phoenix, Arizona 85012

Any notice by Tenant to Landlord must be given in the same manner, but addressed to Landlord at the address set forth above, or in case of subsequent change upon notice given, to the latest address furnished.

17.  HOLDING OVER:
     ------------

     Should Tenant continue to occupy the Premises after expiration of the Term with Landlord's express written consent, such tenancy shall be from month-to-month at a rental rate equal to one hundred twenty-five percent (125%) of the rate in force immediately preceding expiration of the Term, and in no event for any longer term. If Tenant's holdover is without Landlord's express written
                                          -------
consent, Landlord may re-enter and take possession of the Premises immediately and have all other remedies set forth in this Lease, in which event Tenant shall pay for each day of occupancy after the expiration of the Term a sum equal to one hundred fifty percent (150%) of the monthly rent for the last month of the Term, prorated on a daily basis and based upon a thirty-day month.

18.  SUBORDINATION AND NONDISTURBANCE:
     --------------------------------

     This Lease and the rights of Tenant shall be and are subject and subordinate at all times to the lien of any first mortgage or deed of trust now or hereafter in force against the Premises, provided, however, that (i) in the case of any mortgage or deed of trust encumbering the Premises as of the date of this Lease, Landlord will obtain, prior to the commencement of the Term, an agreement between the beneficiary or mortgagee thereof and Tenant that so long as no default exists hereunder and Tenant attorns to Landlord's successor pursuant to the provisions of this Lease, no termination of such encumbrance (or any proceeding in connection therewith) shall disturb Tenant's possession of the Premises and this Lease shall remain in full force and effect; and (ii) in the case of any first mortgage or deed of trust encumbering the Premises after the date hereof, the beneficiary or mortgagee thereof agrees, either in such encumbrance or in a separate agreement with Tenant, that so long as no default exists under this Lease and Tenant attorns pursuant to Landlord's successor pursuant to the provisions of this Lease, no foreclosure of such encumbrance (or any proceeding in connection therewith) shall disturb Tenant's possession of the Premises and this Lease shall remain in full force and effect. Tenant at any time and from time to time, upon not less than ten (10) business days' prior written notice from Landlord, shall execute such further instruments confirming the subordination of this Lease to the lien of any such first mortgage or deed of trust as shall be requested by Landlord.

19.  ESTOPPEL CERTIFICATE:
     --------------------

     Tenant shall at any time and from time to time, upon not less than ten (10) business days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord and any other parties designated by Landlord, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified and that Tenant has taken possession of the Premises and has accepted and approved the condition of the Premises and the Tenant Improvements (or, if modified, or disapproved, stating the nature of such modification or disapproval), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, (c) that there are, to Tenant's actual knowledge, no uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed), and (d) any additional statement reasonably included in a reputable institutional lender's estoppel certificate in similar transactions. Such statement may be furnished to and relied upon by any prospective purchaser, tenant or encumbrancer of all or any portion of the Premises and shall include any further statement that a good faith purchaser, tenant or encumbrancer would reasonably require.

     Landlord shall at any time and from time to time, upon not less than ten
(10) business days' prior written notice from Tenant, execute, acknowledge and deliver to Tenant and any other parties designated by Tenant, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modification), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to Landlord's actual knowledge, no uncured defaults on the part of Tenant hereunder (or specifying such defaults if any are claimed), and (d) any additional statement commonly included in a reputable institutional lender's estoppel certificate in similar transactions. Such statement may be furnished to and relied upon by any prospective sublessee, assignee or encumbrancer of all or any portion of Tenant's interest in the Premises and shall include any further statement that a good faith sublessee, assignee or encumbrancer would reasonably require.

20.  SERVICE CHARGE:
     --------------

     On the second (2nd) and any subsequent monetary default by Tenant in any given year of the Term, Tenant shall pay a service charge equal to two percent (2%) per month (or any portion thereof) on Rent or other monetary sum payable by Tenant hereunder which is not paid within ten (10) days from the date of Tenant's receipt of notice of default under Paragraph 15.

21.  BINDING EFFECT:
     --------------

     The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships, limited liability companies, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any heir, legal representative, transferee or successor of Tenant except as expressly provided in this Lease.

     Landlord may assign its right, title, and interest in the Premises and under this Lease, and such assignment shall thereupon automatically terminate Landlord's future obligations under this Lease, provided that the assignee shall assume, in writing, the Landlord's obligations under this Lease arising after the date of assignment.

22.  SECURITY DEPOSIT:
     ----------------

     Landlord has agreed to waive the security deposit.

23.  COVENANT OF QUIET ENJOYMENT:
     ---------------------------

     So long as Tenant is not in default under this Lease, Tenant's possession of the Premises will not be disturbed by Landlord, or by anyone claiming by, through, or under Landlord. Notwithstanding the foregoing, foreclosure or other enforcement of Landlord's lender's lien shall not be excluded from this express covenant of quiet enjoyment. This express covenant of quiet enjoyment shall be exclusive and supersede any implied covenant of quiet enjoyment.

24.  BROKER:
     ------

     In connection with the lease of the Premises from Landlord to Tenant, Landlord shall pay a broker's commission to Collier's International (Bill Littleton) pursuant to a separate agreement. With the exception of such commission, Landlord and Tenant each represent to the other that it has not entered into any agreement or incurred any obligation which might result in the obligation to pay a leasing or brokerage commission or finder's fee with respect to this transaction. Landlord and Tenant each agree to indemnify, defend, protect and hold the other harmless from and against any and all losses, claims, damages, costs or expenses (including reasonable attorneys' fees) which the other may incur as a result of any claim made by any person to a right to a leasing or brokerage commission or finder's fee in connection with this transaction to the extent such claim is based, or purportedly based, on the acts or omissions of Landlord or Tenant, as the case may be.

25.  RIDER:
     -----

     The provisions of the attached Rider shall be an integral part of this Lease.

                                        RYAN COMPANIES US, INC.,
                                        a Minnesota corporation


                                        By:  /s/ John Strittmatter
                                           --------------------------------
                                           Its:  VP
                                               ----------------------------
                                                                   LANDLORD

                                        AVNET, INC., a New York corporation


                                        By:  /s/ Raymond Sadowski
                                           --------------------------------
                                           Its: Senior Vice President and
                                               ----------------------------
                                                Chief Financial Officer
                                               ----------------------------
                                                                     TENANT

                                RIDER TO LEASE
                             DATED APRIL 20, 1999
                                    BETWEEN
                     RYAN COMPANIES US, INC., AS LANDLORD,
                                      AND
                            AVNET, INC., AS TENANT


     THIS RIDER is an integral part of the attached Lease between Ryan Companies US, Inc., as Landlord, and Avnet, Inc., as Tenant. In the event of any conflict between the two, the terms of this Rider will govern. This Rider and the attached Lease Agreement are called the "Lease."

26.  RIGHT OF FIRST REFUSAL TO PURCHASE:
     ----------------------------------

     If Landlord receives an offer to buy the Premises and desires to accept the offer, or if Landlord desires to make an offer to sell the Premises, Landlord will give Tenant a written summary of the essential terms of the offer. Tenant will have the right to accept the offer by written notice to Landlord within thirty (30) days after Tenant's receipt of the offer. If Tenant accepts the offer, Tenant will be bound to Purchase the Premises in accordance with the terms of the offer. If Tenant does not accept the offer timely, Tenant's rights under this Paragraph 26 will expire.

     Tenant shall have no right to purchase the Premises if at the time Landlord receives an offer or makes an offer (a) Tenant is in default under this Lease,
(b) an event has occurred that would be a default under this Lease after notice or the passage of time, or both, or (c) Tenant has assigned this Lease or sublet all or part of the Premises to anyone other than a Tenant Affiliate. The rights granted to Tenant herein are personal to Tenant and a Tenant Affiliate and may not be exercised by anyone other than Tenant or a Tenant Affiliate. Any attempted assignment of Tenant's rights in this section will be void.

     Notwithstanding the foregoing, Tenant shall have no right to purchase the Premises in the following excluded transactions: (a) sale of the Premises in combination with other property of Landlord and/or a Ryan Affiliate; or (b) any offer after the first one that Landlord gives to Tenant under this section. The term "Ryan Affiliate" means (x) any entity controlling, controlled by, or under common control with Landlord; or (y) any officer or director, or any member, partner, shareholder or other equity holder with an equity interest of ten percent (10%) or greater, in any of the foregoing entities; or (z) any combination of (x) or (y).

27.  LANDLORD'S WORK ON BASE BUILDING AND TENANT IMPROVEMENTS; TENANT'S WORK:
     -----------------------------------------------------------------------

     27.1 The Building will consist of the base building improvements and the tenant improvements described in the Building Shell Outline Specifications and the Tenant Improvement Outline Specifications prepared by Ryan Companies US, Inc., dated March 12, 1999, which are attached as Exhibit D, and which are, or will be, shown on the Plans described in Exhibit E. If the Plans are not fully completed by the date of this Lease, Landlord and Tenant agree to cooperate with each other to the fullest extent necessary to ensure timely completion of the Plans. Landlord will be providing Tenant with no improvements other than the foregoing and as provided in subparagraph 27.3. The Building Shell Outline Specifications and the Tenant Improvement Outline Specifications require Tenant to reimburse Landlord for stipulated development costs, which shall be paid within fifteen (15) days following Tenant's receipt of the invoice(s) therefor. Landlord acknowledges that the Plans shall be adequate to provide the "turnkey" Premises contemplated by this Lease.

     27.2 Landlord will construct the Building shown in the Plans and perform Landlord's Work thereon under a design/build format in a good and workmanlike manner substantially in compliance with the Plans, this Lease and applicable laws, regulations and building codes including the Americans With Disabilities Act of 1990. Minor or insubstantial deviations from applicable laws, regulations and building codes that do not materially impair Tenant's use and enjoyment of the Premises will not be rejected unless a governmental body or authority requires full compliance with applicable laws, regulations and building codes in which event Landlord shall bring the Building into full compliance at Landlord's sole expense.

     27.3 Any change order affecting the Building whether requested by Landlord or by Tenant shall be signed by Landlord and Tenant and shall include (a) a description of the change to the Building, (b) necessary adjustments to Landlord's performance dates, and (c) a re-calculation of Rent, if any.

     27.4 If, prior to the second (2nd) anniversary of the date of Substantial Completion of Landlord's Work, any of Landlord's Work is found to be defective due to faulty workmanship or materials or not in accordance with the terms of this Lease, and if within such period Tenant notifies Landlord of same in writing, then Landlord shall correct Landlord's Work at Landlord's sole expense within a reasonable time after receipt of such notice. Tenant shall notify Landlord promptly after discovery of the condition. Landlord shall have no responsibility for defective or other work that is the result of design error by Tenant or its agents, or abuse, neglect, improper or inadequate care and maintenance by Tenant (to the extent that such care and maintenance is an obligation of Tenant under Paragraph 8).

     Landlord's responsibility for maintenance, repair and replacement of specified elements of the Premises under Paragraph 8 shall not operate to extend or enlarge the warranty in this Paragraph 27.4.

     Tenant shall not assert a claim for breach of warranty under this Paragraph
27.4 against any lender of Landlord, and such claim shall be asserted only against Ryan Companies US, Inc. within the prescribed time period.

     Landlord will assign to Tenant all assignable subcontractor and vendor warranties relating to those parts of the Premises that are the obligation of Tenant to repair. Subcontractor and vendor warranties relating to those parts of the Premises that are the obligation of Landlord to repair will be retained by Landlord and enforced as necessary.

     27.5 All of Tenant's Work shall be performed by Tenant in accordance with the provisions of this Lease at Tenant's sole expense. Tenant's Work shall be in compliance with applicable laws, regulations and building codes, excepting minor or insubstantial deviations, which Tenant shall eliminate at Tenant's sole expense if any governmental body or authority requires full compliance with applicable laws, regulations and building codes. Tenant's Work shall not involve structural changes to the Premises. Landlord shall have no responsibility whatsoever for Tenant's Work. Insurance provided by Landlord shall not cover Tenant's Work. Tenant shall insure Tenant's Work with coverage that is commercially reasonable. Tenant's Work shall be completed lien-free and, if requested by Landlord or Landlord's lender, Tenant will provide lien waivers compliant with Arizona law.

28.  RENEWAL OPTION(S):
     -----------------

     Provided that Tenant is not in default under this Lease when it exercises the Renewal Options set forth below, Tenant will have the right to renew this Lease for two (2) successive five-year terms (the "Renewal Terms") by giving notice of exercise of the Renewal Option to Landlord at least six (6) months before the end of the Term and the first Renewal Term. If Tenant fails to deliver timely written notice of exercise of a Renewal Option to Landlord, all Renewal Options shall lapse and Tenant will have no further privilege to extend the Term. Time is of the essence of this provision.

     Each Renewal Term shall be on the same terms and conditions of this Lease (unless by their very nature inapplicable), except that (a) Rent payable by Tenant to Landlord during the first three (3) years of each Renewal Term shall be based on the prevailing "market rental rate" for comparable space in competing buildings of similar size, type, quality and location, as reasonably calculated by Landlord, at the beginning of each Renewal Term, but in no event
                                                               --- -- -- -----
less than the rental rate in force at the end of the preceding Term, and (b)
----
Tenant shall have no right to renew this Lease for more than two (2) successive five-year terms and no renewal shall imply a further right of renewal. Determination of the effective "market rental rate" will give appropriate consideration to rental rates for renewals, rental escalations, tenant improvement allowances, common area charges, operating costs, and other terms that would affect the economics in a similar lease renewal at a competing building in the area.

     If Landlord and Tenant are unable to agree on the "market rental rate" to be applied to the Premises, Landlord and Tenant shall select a highly qualified and reputable MAI commercial real estate appraiser with at least ten (10) years of experience in the relevant leasing market (the "Appraiser") to determine the "market rental rate." If Landlord and Tenant are unable to agree on the Appraiser, the President of the Arizona Chapter of the Appraisal Institute shall select the Appraiser.

     For years four (4) and five (5) of each Renewal Term, Rent shall be increased, beginning on the thirty-seventh (37th) month of each Renewal Term, by a multiplier of 1.093.

     In addition to paying the Rent determined pursuant to this Paragraph 28, Tenant will continue to pay the Operating Costs and all other sums required under this Lease during each Renewal Term.

     If this Lease or Tenant's right to possession of the Premises shall expire or terminate for any reason whatsoever before Tenant exercises the Renewal Options, or if Tenant has sublet or assigned all or any portion of the Premises other than to a Tenant Affiliate, then immediately upon such expiration or termination, subletting or assignment, the Renewal Options shall simultaneously terminate and become null and void. The Renewal Options are personal to Tenant. Under no circumstances shall a subtenant or an assignee other than a Tenant Affiliate have the right to exercise the Renewal Options.

29.  DECLARATION, GROUND LEASE, AND SUBGROUND LEASE:
     ----------------------------------------------

     The Premises are subject to the terms and conditions of the Declaration. Tenant's use of the Premises shall be in full compliance with the terms and conditions of the Declaration. Tenant represents and warrants to Landlord that Tenant has reviewed, understands and agrees to use the Premises in full compliance with the terms and conditions of the Declaration at all times. Notwithstanding the foregoing, Tenant's use of the Premises shall be deemed to be in full compliance with the terms and conditions of the Declaration so long as Tenant's use of the Premises is a Permitted Use under the Subground Lease.

     This Lease is also subject and subordinate to (a) the Arizona State University Research Park Ground Lease dated October 8, 1984 between the Arizona Board of Regents and Price-Elliott Research Park, Inc. (the "Ground Lease"), and
(b) the Subground Lease between Price-Elliott Research Park, Inc. and Landlord dated April 5, 1999 (the "Subground Lease").

     Landlord shall maintain the Subground Lease in full force and effect and in good and current standing at all times during the Term and any renewals of the Term. Landlord shall also perform and observe, in timely fashion, all covenants, conditions, obligations and agreements of Landlord under the Subground Lease. Landlord hereby acknowledges and agrees that Tenant shall have the absolute right to cure any default by Landlord under the Subground Lease in accordance with the terms of that certain Tri-Party Agreement between Price-Elliott Research Park, Inc., Landlord and Tenant dated April 5, 1999.

     Upon execution of this Lease or within fifteen (15) days thereafter, Arizona State University, Price-Elliott Research Park, Inc. and Landlord shall enter into a Recognition, Nondisturbance and Attornment Agreement in the form attached hereto as Exhibit F.

30.  PHASE IA EXPANSION:
     ------------------

     If Tenant desires to have the Building expanded during the Term, Tenant shall provide Landlord with a written proposal of the desired expansion. Within thirty (30) days following Landlord's receipt of Tenant's proposal, Landlord will provide Tenant with a written response advising Tenant that (a) Landlord desires to negotiate the terms of the expansion or (b) Landlord elects in its sole discretion not to undertake the expansion. If Landlord provides a response under (a), Landlord and Tenant will negotiate the terms of the expansion but neither Landlord nor Tenant will be required to enter into any agreement for the expansion unless the terms thereof are completely satisfactory to both parties, and either party may terminate negotiations at any time, at will. If Landlord agrees to undertake the expansion, then Landlord and Tenant will enter into a written amendment to this Lease setting forth the terms and conditions applicable to the expansion, which will require Landlord to enter into an amendment to the Subground Lease incorporating the Phase IA Land.

     If Landlord elects not to undertake the expansion or should the negotiations of Landlord and Tenant terminate, then in either event Tenant shall have the right to undertake the expansion at its own expense, subject to the following terms and conditions:

     (a)  Tenant shall not be in default under this Lease.

     (b) The expansion shall be permitted by applicable laws, ordinances and building codes, the Ground Lease, the Subground Lease, the Declaration and any other applicable covenants, conditions and restrictions.

     (c) That portion of Lot 30 (the "Phase IA Land") initially excluded from the Land shall become part of the Land by an amendment to the Subground Lease.

     (d) All construction shall be performed by reputable, licensed and bondable contractors, subject to the approval of Landlord not to be unreasonably withheld, pursuant to necessary permits, consents and approvals, in accordance with plans and specifications mutually acceptable to Landlord and Tenant, in compliance with applicable laws, regulations and building codes, the Ground Lease, the Subground Lease, the Declaration and applicable covenants, conditions and restrictions, all at Tenant's sole expense with no expense to Landlord.

     (e) Tenant shall provide satisfactory builder's risk and other appropriate insurance in commercially reasonable coverages in respect to the expansion. Tenant shall obtain payment and performance bonds to ensure faithful completion of the work and payment therefor.

     (f) The expansion shall be completed lien free and Tenant will provide Landlord with lien waivers compliant with Arizona law.

     (g) Landlord and Tenant will enter into a written amendment to this Lease setting forth the terms and conditions applicable to the expansion consistent with this Paragraph 30.

     If the expansion is undertaken and paid for by Tenant, Tenant will not be required to pay Landlord additional rent for the costs of design, development and construction of the expansion improvements but shall pay the increase in Operating Costs allocable to the expansion and the increase in Rent corresponding to the increase in rent payable by Landlord under the Subground Lease for the Phase IA Land, which shall be amended by Price-Elliott Research Park, Inc. and Landlord.

     Landlord will not be required to encumber the Premises (including the Phase IA Land) to finance any part of the cost of the expansion.

     Any obligation of Landlord under this Paragraph 30 shall not be binding upon any lender of Landlord holding a lien on the Premises, or its successors and assigns, provided that this limitation shall not impair or prejudice Tenant's right to construct the expansion on its own.


RYAN COMPANIES US, INC.,                 AVNET, INC., a New York corporation
a Minnesota corporation


By:  /s/ John Strittmatter               By:  /s/ Raymond Sadowski
  ---------------------------                 --------------------------------
  Its:  VP                                    Its: Senior Vice President and Chief
      -----------------------                      -------------------------
  Date:  April 20, 1999                            Date: April 14, 1999 Financial Officer
               ---                                             ---

                     LANDLORD                                        TENANT